Exhibit 99.2

Cottonwood Multifamily REIT II, Inc.
Consolidated Financial Statements

Cottonwood Multifamily REIT II, Inc.

Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Investments in joint ventures	$36,121	$37,676
Cash and cash equivalents	307	169
Other assets	61	87
Total assets	$36,489	$37,932
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	229	301
Related party payables	1,596	1,131
Promissory note to related party	2,342	1,725
Total liabilities	4,167	3,157
Commitments and contingencies (Note 7)
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,881,490 shares issued and outstanding at both June 30, 2021 and December 31, 2020	49	49
Additional paid in capital	48,915	48,915
Accumulated distributions	(8,678)	(7,397)
Accumulated deficit	(7,964)	(6,792)
Total equity	32,322	34,775
Total liabilities and equity	$36,489	$37,932

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Equity in losses of joint ventures	$(12)	$(151)
Asset management fee to related party	(398)	(407)
Other expenses	(762)	(245)
Net loss	$(1,172)	$(803)

Net loss per basic and diluted common shares	$(0.24)	$(0.16)
Weighted average common shares outstanding, basic and diluted	4,881,490	4,959,270

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.

Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2020 (Audited)	4,881,490	$49	$48,915	$(7,397)	$(6,792)	$34,775
Distributions to investors	—	—	—	(1,281)	—	(1,281)
Net loss	—	—	—	—	(1,172)	(1,172)
Balance at June 30, 2021 (Unaudited)	4,881,490	$49	$48,915	$(8,678)	$(7,964)	$32,322

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2019 (Audited)	4,969,990	$50	$49,676	$(4,813)	$(5,102)	$39,811
Common stock repurchases	(85,500)	(1)	(731)	—	—	(732)
Distributions to investors	—	—	—	(1,302)	—	(1,302)
Net loss	—	—	—	—	(803)	(803)
Balance at June 30, 2020 (Unaudited)	4,884,490	$49	$48,945	$(6,115)	$(5,905)	$36,974

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.

Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Six Months Ended June 30,
	2021	2020
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(1,172)	$(803)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	12	151
Distributions of capital from joint ventures	1,543	1,291
Changes in operating assets and liabilities:
Other assets	26	22
Accounts payable and accrued liabilities	(72)	(82)
Related party payables	465	(11)
Net cash provided by operating activities	802	568

Financing activities
Promissory note to related party	617	1,645
Common stock repurchases	—	(732)
Distributions to common stockholders	(1,281)	(1,303)
Net cash used in financing activities	(664)	(390)

Net increase in cash and cash equivalents	138	178
Cash and cash equivalents at beginning of period	169	141
Cash and cash equivalents at end of period	$307	$319

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data)
June 30, 2021
Note 1 - Organization and Business

Cottonwood Multifamily REIT II, Inc. (the “Company”) is a Maryland corporation formed on June 10, 2016 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT II O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.

A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (our “Offering”). We completed our Offering in August 2018, raising the full $50 million.

Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.

Merger Agreement

On January 26, 2021, we (Cottonwood Multifamily REIT II, Inc. (“CMRII”)), Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRII Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRII OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.

At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRII Common Stock”) will be converted into the right to receive 1.072 shares of common stock of CCI (the "CCI Common Stock").

At the effective time of the OP Merger, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRII OP then outstanding equals the number of shares of CMRII Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRII OP Unit Split”). Immediately following the CMRII OP Unit Split, each partnership unit of CMRII OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.072 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRII OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRII OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT I, Inc. (“CMRI”). All of the mergers are stock-for-stock transactions whereby each of CMRII, CRII and CMRI will be merged into a wholly owned subsidiary of CCI (collectively, the “Mergers”). Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

See the Form 1-U filed with the SEC on February 1, 2021 for additional information regarding the CMRII Merger Agreement. The Mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.

Completion of the CMRII Merger

On July 15, 2021, the CMRII Merger was completed, through a stock-for-stock transaction as described above. At the effective time of the CMRII Merger, each issued and outstanding share of CMRI’s common stock converted into 1.072 shares of CCI Class A common stock. Each asset held by CMRII was owned through joint ventures with CROP. As a result of the consummation of the CMRII Merger, CCI's ownership interest in the properties held through joint ventures with CROP increased to 100%. See Note 8 for additional information regarding the completion of the CMRII Merger.

We incurred $558 and $20 in costs related to the CMRII Merger for the six months ended June 30, 2021 and 2020, respectively. Those costs are included in other expenses on the consolidated statements of operations.

Suspension of Share Repurchase Program

In connection with our entry into the CMRII Merger Agreement, our board of directors temporarily suspended our share repurchase program.

COVID-19

One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease (COVID-19) pandemic. During the three months ended June 30, 2021, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the COVID-19 pandemic; however we continue to closely monitor the impact of the COVID-19 pandemic on all aspects of our business, including how the pandemic will impact tenants at the multifamily apartment communities owned by our joint ventures.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

In our opinion, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2020 consolidated financial statements and certain related disclosures in this report are derived from the December 31, 2020 audited financial statements on Form 1-K and should be read in conjunction with the consolidated financial statements and notes found therein.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.

The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.

Use of Estimates

We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

Organization and Offering Costs

Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,448. Organizational costs incurred by our sponsor were not significant.

Investments in Joint Ventures

Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.

We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.

Cash and Cash Equivalents

We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceed FDIC insured amounts. We have not experienced any losses in such accounts.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Income Taxes

We elected to be taxed as a REIT as of January 1, 2018. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to stockholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.

If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the six months ended June 30, 2021 and 2020, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.

Note 3 - Investments in Joint Ventures

On January 8, 2019, we acquired a 90% interest a joint venture with CROP that purchased Heights at Meridian. On June 29, 2018, we acquired a 99% interest in a joint venture with CROP that owns a 65% tenant in common interest in Parc Westborough. A wholly owned subsidiary of CROP owns the remaining 35% tenant in common interest.

Our investment activity in our joint ventures is as follows:

	Parc Westborough	Heights at Meridian	Total
2020 carrying value	$14,745	$22,931	$37,676
Equity in losses	170	(182)	(12)
Distributions	(764)	(779)	(1,543)
June 30, 2021 carrying value	$14,151	$21,970	$36,121

	Parc Westborough	Heights at Meridian	Total
2019 carrying value	$15,792	$24,876	$40,668
Equity in losses	(12)	(139)	(151)
Distributions	(485)	(806)	(1,291)
June 30, 2020 carrying value	$15,295	$23,931	$39,226

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Operational information for the properties owned by our joint ventures for the six months ended June 30, 2021 is as follows:

Six Months Ended June 30, 2021	Parc Westborough	Heights at Meridian	Total at 100%	Equity in Earnings (Losses) (1)
Revenues
Rental and other operating income	$2,952	$2,821	$5,773	$4,439

Operating expenses
Rental operations expense	1,119	937	2,056	1,564
Advertising and marketing	25	14	39	29
General and administrative	39	47	86	67
Property management fees	103	100	203	156
Total operating expenses	1,286	1,098	2,384	1,816

Net operating income	1,666	1,723	3,389	2,623

Non-operating expenses
Interest on Fannie Mae facility	305	784	1,089	902
Depreciation and amortization	1,046	1,129	2,175	1,689
Other non-operating expenses	51	12	63	44
Net income (loss)	$264	$(202)	$62	$(12)

(1) Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.
Operational information for the properties owned by our joint ventures for the six months ended June 30, 2020 is as follows:

Six Months Ended June 30, 2020	Parc Westborough	Heights at Meridian	Total at 100%	Equity in Earnings (Losses) (1)
Revenues
Rental and other operating income	$2,903	$2,831	$5,734	$4,416

Operating expenses
Rental operations expense	1,085	906	1,991	1,514
Advertising and marketing	23	10	33	24
General and administrative	46	55	101	79
Property management fees	102	99	201	155
Total operating expenses	1,256	1,070	2,326	1,772

Net operating income	1,647	1,761	3,408	2,644

Non-operating expenses
Interest on Fannie Mae facility	507	810	1,317	1,055
Depreciation and amortization	1,025	1,103	2,128	1,652
Mark-to-market adjustments on interest rate caps	(2)	—	(2)	(1)
Other non-operating expenses	136	2	138	89
Net loss	$(19)	$(154)	$(173)	$(151)

(1) Represents equity in earnings (losses) attributable to our 64.35% and 90% joint venture interest in Parc Westborough and Heights at Meridian, respectively.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Summarized balance sheet information for the properties owned by our joint ventures, of which we are partial owners through our joint venture interests, is as follows:

June 30, 2021	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$57,944	$57,934	$115,878
Other assets	1,580	1,034	2,614
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	400	677	1,077
Equity	21,114	24,541	45,655

December 31, 2020	Parc Westborough	Heights at Meridian	Total
Real estate assets, net	$58,848	$59,016	$117,864
Other assets	1,574	688	2,262
Fannie Mae facility	38,010	33,750	71,760
Other liabilities	376	345	721
Equity	22,036	25,609	47,645

The excess of cost over our share of net assets of our investments in joint ventures is approximately $450 at June 30, 2021 and December 31, 2020, and relates to acquisition date accounting differences.

Note 4 - Stockholders' Equity

Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.

Voting Common Stock

Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of June 30, 2021, we had 4,881,490 shares outstanding. Our sponsor owns 2,375 of the outstanding shares.

Preferred Stock

The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of June 30, 2021.

Distributions

Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party borrowings, including from CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the six months ended June 30, 2021 and 2020 were $1,281 and $1,302, respectively.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Note 5 - Joint Venture Distributions

Cash from operations of the Company's individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”) until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.

Note 6 - Related-Party Transactions

Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.

Asset Management Fee

CC Advisors II, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors II receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the six months ended June 30, 2021 and 2020, we incurred asset management fees of $398 and $407, respectively.

Property Management Fee

Our sponsor provides property management services for multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. Property management fees were $203 and $201 for the six months ended June 30, 2021 and 2020, respectively.

Construction Management Fee

Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the six months ended June 30, 2021 and 2020.

Property Management Corporate Service Fee

Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the six months ended June 30, 2021 and 2020.

Insurance Fee

A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the six months ended June 30, 2021 and 2020.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Promotional Interest

CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, will receive a 20% promotional interest after an 8% preferred return on invested capital.

Promissory Notes

On April 20, 2020, we borrowed $945 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors II, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,600, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,600, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note to update the maturity date to June 30, 2021. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this promissory note to CROP. On June 10, 2021, we further amended and restated our promissory note to update the maturity date to September 30, 2021 and also executed a separate promissory note in favor of Cottonwood Communities Advisors, LLC and agreed to repay any advances, up to an aggregate principal amount of $500, plus any interest on the unpaid principal advanced under the note, by September 30, 2021. This separate promissory note with Cottonwood Communities Advisors, LLC was made under the same terms as the original and amended promissory note. The other terms of the amended promissory note were unchanged in the amended agreement.

The unpaid principal under each promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under each promissory note, in whole or in part, together with all interest then accrued under each note, at any time, without premium or penalty. The respective lender may upon written demand require us to prepay outstanding amounts under each promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory notes are unsecured. As of June 30, 2021, the outstanding principal balance on the promissory note assigned to CROP was $2,342 plus accrued interest of $127, and there was no outstanding principal balance or accrued interest on the separate promissory note with Cottonwood Communities Advisors, LLC. All promissory notes were settled with the CMRII Merger discussed in Note 8.

Note 7 - Commitments and Contingencies

Economic Dependency

Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.

Liquidity Strategy

Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2024, which may be extended for two one-year periods in the sole discretion our board of directors and an additional two one-year periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2028. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.

Right of First Refusal

If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third party.

Share Repurchase Program

We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRII Merger Agreement (as defined above), the board of directors suspended the share repurchase program upon entry into the CMRII Merger Agreement. Following the CMRII Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.

The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value (1)
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%

(1) Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $10.46 per share as of September 30, 2019, based on our net asset value. See the Form 1-U filed with the SEC on December 17, 2019 for additional information on our most recent NAV. Prior to December 2019, our estimated value per share was equal to the purchase price of shares in our offering. Due to the negotiations and subsequent entry into the merger agreement discussed above in Note 1, the board of directors determined not to update our September 30, 2019 NAV.

The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more assets constituting a return of capital. During the six months ended June 30, 2021, no shares of our common stock were repurchased due to the suspension of the share repurchase program upon entry into the CMRII Merger Agreement as discussed above.

Cottonwood Multifamily REIT II, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Note 8 - Subsequent events

We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.

As previously disclosed in the Current Report on Form 1-U of CMRII filed with the Securities and Exchange Commission on February 1, 2021 and incorporated herein by reference, CMRII, Cottonwood Multifamily REIT II O.P., LP (“CMRII OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”) and Cottonwood Communities O.P., LP (“CCOP”), entered into an Agreement and Plan of Merger on January 26, 2021 (the “CMRII Merger Agreement”).

The stockholders of CMRII approved the Company Merger (as defined below) contemplated by the CMRII Merger Agreement at a special meeting of stockholders of CMRII held on July 14, 2021.
On July 15, 2021, upon the terms and subject to the conditions of the CMRII Merger Agreement, (i) CMRII merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRII OP merged with and into Cottonwood Residential O.P., LP (“CROP,” as successor to CCOP), with CROP surviving as the operating partnership of CCI (the “OP Merger,” and together with the Company Merger, the “Merger”). At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of CMRII and CMRII OP ceased, and a change in control of CMRII occurred.
At the effective time of the Company Merger, each issued and outstanding share of CMRII’s common stock, $0.01 par value per share (“CMRII Common Stock”), converted into 1.072 shares of Class A common stock of CCI, $0.01 par value per share and holders of CMRII Common Stock immediately prior to such time ceased having any rights as stockholders of CMRII.
At the effective time of the OP Merger, each partnership unit of CMRII OP issued and outstanding immediately prior to the OP Merger was split so that the total number of partnership units of CMRII OP then outstanding was equal to 4,881,490, which was the total number of shares of CMRII Common Stock that were issued and outstanding immediately prior to the OP Merger (the “OP Unit Split”). Immediately following the OP Unit Split, each partnership unit of CMRII OP converted into 1.072 common limited partner units in CROP. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the OP Merger remains outstanding.
The foregoing description of the CMRII Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRII Merger Agreement.
The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
In addition, on July 15, 2021, CMRII, CMRII OP, CC Advisors II, LLC, CMRII’s asset manager (“Asset Manager”), Cottonwood Capital Property Management II, LLC, CMRII’s property manager (“CCPM II”), CROP and Merger Sub entered a Termination of Management Agreements pursuant to which the following agreements were terminated at the effective time of the Merger: (i) the Asset Management Agreement dated as of July 27, 2017, between CMRII and Asset Manager, (ii) the Three-Party Agreement dated as of July 27, 2017, among CMRII, CMRII OP and Asset Manager, and (iii) the Property Management Three-Party Agreement dated as of March 1, 2019 by and among CMRII, CMRII OP and CCPM II.